                                                                                                  Form of Agreement
                                                                                       For Discussion Purposes Only

                                            CUSTODIAN SERVICES AGREEMENT
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         THIS AGREEMENT is made as of _________,  2001 by and between PFPC TRUST COMPANY,  a limited  purpose trust company  incorporated  under the laws of Delaware ("PFPC Trust"),  and  ______________________,  L.P., a [Delaware]
limited partnership (the "Partnership").
                                                W I T N E S S E T H:
         WHEREAS,  the Partnership  wishes to retain PFPC Trust to provide custodian services and PFPC Trust wishes to furnish  custodian  services,  either  directly or through an affiliate or affiliates,  as more fully  described herein.
         NOW, THEREFORE,  in consideration of the premises and mutual covenants herein contained,  and intending to be legally bound hereby, the parties hereto agree as follows:
1.       Definitions.  As Used in This Agreement:
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         (a)      "Authorized  Person" means any officer of the Partnership and any other person  authorized by the
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                  Partnership's   General  Partner  to  give  Oral  or  Written   Instructions  on  behalf  of  the
                  Partnership.  An  Authorized  Person's  scope of authority  may be limited by setting  forth such limitation in a written document signed by both parties hereto.

(b)      "Book-Entry  System"  means  Federal  Reserve  Treasury  book-entry  system for United  States and federal
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                  agency  securities,  its successor or successors,  and its nominee or nominees and any book-entry system  maintained by an exchange  registered  with the SEC under the Securities  Exchange Act of
                  1934.
(c)      "Change of Control" means a change in ownership or control (not including transactions between
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                  wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).
         (d)      "General  Partner"  and  "Limited  Partners"  shall  have the same  meanings  as set forth in the
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                  Partnership's limited partnership agreement ("Limited Partnership Agreement").
         (e)      "Oral  Instructions"  mean oral instructions  received by PFPC Trust from an Authorized Person or
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                  from a person reasonably  believed by PFPC Trust to be an Authorized  Person.  PFPC Trust may, in
                  its sole discretion in each separate  instance,  consider and rely upon  instructions it receives from an Authorized Person via electronic mail as Oral Instructions.
         (f)      "PFPC Trust" means PFPC Trust Company or a subsidiary or affiliate of PFPC Trust Company.
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         (g)      "Interests" mean the shares of beneficial interest of any series or class of the Partnership.
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         (h)      "Property" means:
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                  (i)      any and all securities and other  investment  items which the  Partnership may from time to time  deposit,  or cause to be  deposited,  with PFPC  Trust or which  PFPC Trust may from time to time hold for the Partnership;

                  (ii)     all income in respect of any of such securities or other investment items;

                  (iii)    all proceeds of the sale of any of such securities or investment items; and
                  (iv)     all proceeds of the sale of  securities  issued by the  Partnership,  which are received by PFPC Trust from time to time, from or on behalf of the Partnership.

         (i)      "Written  Instructions"  mean (i)  written  instructions  signed by two  Authorized  Persons  and
                  -----------------------
                  received  by PFPC  Trust  or (ii)  trade  instructions  transmitted  by  means  of an  electronic transaction  reporting  system  which  requires  the  use  of  a  password  or  other  authorized identifier  in order to gain  access.  The  instructions  may be delivered  electronically  or by hand, mail, tested telegram, cable, telex or facsimile sending device.
2.       Appointment.   The  Partnership   hereby  appoints  PFPC  Trust  to  provide  custodian  services  to  the
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         Partnership and PFPC Trust accepts such appointment and agrees to furnish such services.
3.       Delivery of Documents.  The  Partnership has provided or, where  applicable,  will provide PFPC Trust with
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         the following:
         (a)      at  PFPC  Trust's  request,   certified  or  authenticated  copies  of  the  resolutions  of  the
                  Partnership's  General  Partner,  approving the  appointment  of PFPC Trust or its  affiliates to provide services;

         (b)      a copy of the Partnership's most recent effective offering document and prospectus;

         (c)      a copy of the Partnership's Limited Partnership Agreement;

         (d)      a copy of the distribution/underwriting agreement;

         (e)      a copy of any administration agreement;

         (f)      copies of any distribution  and/or shareholder  servicing plans and agreements made in respect of the Partnership; and

         (g)      certified  or   authenticated   copies  of  any  and  all   amendments  or   supplements  to  the
                  foregoing.

4.       Compliance  with Laws.  PFPC Trust  undertakes  to comply with  material  applicable  requirements  of the
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         material laws, rules and regulations of governmental  authorities having  jurisdiction with respect to the duties to be  performed by PFPC Trust  hereunder.  Except as  specifically  set forth  herein,  PFPC Trust assumes no responsibility for such compliance by the Partnership or any other entity.
5.       Instructions.
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         (a)      Unless  otherwise  provided in this Agreement,  PFPC Trust shall act only upon Oral  Instructions or Written Instructions.
         (b)      PFPC  Trust  shall be  entitled  to rely upon any Oral  Instruction  or  Written  Instruction  it receives from an Authorized Person (or from a person  reasonably  believed by PFPC Trust to be an
                  Authorized   Person)   pursuant  to  this  Agreement.   PFPC  Trust  may  assume  that  any  Oral
                  Instructions or Written  Instructions  received  hereunder are not in any way  inconsistent  with the  provisions of  organizational  documents of the  Partnership  or of any vote,  resolution or proceeding  of the  Partnership's  General  Partner  or of the  Partnership's  Limited  Partners,
                  unless and until PFPC Trust receives Written Instructions to the contrary.
         (c)      The  Partnership  agrees  to  forward  to  PFPC  Trust  Written   Instructions   confirming  Oral
                  Instructions  (except where such Oral  Instructions are given by PFPC Trust or its affiliates) so that PFPC Trust receives the Written  Instructions  by the close of business on the same day that such Oral  Instructions  are received.  The fact that such confirming  Written  Instructions  are not received by PFPC Trust or differ from the Oral  Instructions  shall in no way  invalidate the transactions or  enforceability  of the transactions  authorized by the Oral Instructions or PFPC
                  Trust's ability to rely upon such Oral Instructions.
6.       Right to Receive Advice.
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         (a)       Advice of the  Partnership.  If PFPC  Trust is in doubt as to any action it should or should not
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                  take,  PFPC Trust may  request  directions  or advice,  including  Oral  Instructions  or Written
                  Instructions, from the Partnership.
         (b)      Advice of Counsel.  If PFPC Trust shall be in doubt as to any question of law  pertaining  to any
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                  action it should or should  not take,  PFPC  Trust may  request  advice  from  counsel of its own choosing (who may be counsel for the Partnership,  the Partnership's  investment  adviser or PFPC
                  Trust, at the option of PFPC Trust).
         (c)      Conflicting   Advice.  In  the  event  of  a  conflict  between  directions  or  advice  or  Oral
                  --------------------
                  Instructions or Written  Instructions  PFPC Trust receives from the  Partnership,  and the advice it  receives  from  counsel,  PFPC Trust  shall be entitled to rely upon and follow the advice of counsel.
         (d)      Protection of PFPC Trust.  PFPC Trust shall be protected and  indemnified  by the  Partnership in
                  ------------------------
                  any action it takes or does not take in reliance upon  directions or advice or Oral  Instructions or  Written  Instructions  PFPC  Trust  receives  from or on  behalf of the  Partnership  or from counsel and which PFPC Trust believes,  in good faith, to be consistent with those  directions or advice  or  Oral  Instructions  or  Written  Instructions.  Nothing  in  this  section  shall  be construed so as to impose an  obligation  upon PFPC Trust (i) to seek such  directions  or advice or Oral Instructions or Written  Instructions,  or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.
7.       Records;  Visits.  The books and records  pertaining to the  Partnership,  which are in the  possession or
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         under the control of PFPC Trust,  shall be the property of the  Partnership.  Such books and records shall be prepared and maintained as required by the  applicable  securities  laws,  rules and  regulations.  The
         Partnership  and  Authorized  Persons shall have access to such books and records at all times during PFPC
         Trust's normal business hours.  Upon the reasonable  request of the Partnership,  copies of any such books and records shall be provided by PFPC Trust to the Partnership or to an authorized  representative  of the
         Partnership, at the Partnership's expense.
8.       Confidentiality.  Each  party  shall keep  confidential  any  information  relating  to the other  party's
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         business  ("Confidential   Information").   Confidential   Information  shall  include  (a)  any  data  or
         information that is competitively  sensitive material,  and not generally known to the public,  including, but not  limited  to,  information  about  product  plans,  marketing  strategies,  finances,  operations, customer relationships,  customer profiles, customer lists, sales estimates,  business plans, and internal performance  results  relating to the past,  present or future  business  activities of the Partnership or
         PFPC Trust,  their  respective  subsidiaries  and  affiliated  companies  and the  customers,  clients and suppliers  of any of them;  (b) any  scientific  or technical  information,  design,  process,  procedure, formula,  or improvement  that is commercially  valuable and secret in the sense that its  confidentiality affords the Partnership or PFPC Trust a competitive  advantage over its competitors;  (c) all confidential or proprietary concepts,  documentation,  reports, data,  specifications,  computer software, source code, object code, flow charts,  databases,  inventions,  know-how, and trade secrets, whether or not patentable
         or  copyrightable;   and  (d)  anything   designated  as  confidential.   Notwithstanding  the  foregoing,
         information  shall not be subject to such  confidentiality  obligations if it: (a) is already known to the receiving  party at the time it is obtained;  (b) is or becomes  publicly  known or  available  through no wrongful act of the receiving  party;  (c) is  rightfully  received from a third party who, to the best of the  receiving  party's  knowledge,  is not  under  a duty  of  confidentiality;  (d) is  released  by the protected  party to a third party  without  restriction;  (e) is required to be disclosed by the receiving party  pursuant to a requirement  of a court order,  subpoena,  governmental  or regulatory  agency or law
         (provided the  receiving  party will provide the other party written  notice of such  requirement,  to the extent  such  notice  is  permitted);  (f) is  relevant  to the  defense  of any  claim or cause of action asserted  against the receiving  party; or (g) has been or is  independently  developed or obtained by the receiving party.
9.       Cooperation  with  Accountants.  PFPC Trust shall  cooperate  with the  Partnership's  independent  public
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         accountants  and shall take all  reasonable  action to make any  requested  information  available to such accountants as reasonably requested by the Partnership.
10.      PFPC  System.  PFPC  Trust  shall  retain  title  to and  ownership  of any and all data  bases,  computer
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         programs,  screen formats, report formats,  interactive design techniques,  derivative works,  inventions, discoveries,  patentable  or  copyrightable  matters,  concepts,  expertise,  patents,  copyrights,  trade secrets,  and other related legal rights utilized by PFPC Trust in connection  with the services  provided by PFPC Trust to the Partnership.
11.      Disaster  Recovery.  PFPC Trust shall enter into and shall  maintain  in effect with  appropriate  parties
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         one or more  agreements  making  reasonable  provisions  for emergency use of electronic  data  processing equipment to the extent  appropriate  equipment is  available.  In the event of equipment  failures,  PFPC
         Trust shall,  at no additional  expense to the  Partnership,  take  reasonable  steps to minimize  service interruptions.  PFPC  Trust  shall  have no  liability  with  respect  to the  loss  of  data  or  service interruptions  caused by  equipment  failure  provided  such loss or  interruption  is not  caused by PFPC
         Trust's own willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard  of its duties or obligations under this Agreement.
12.      Compensation.  As  compensation  for  custody  services  rendered  by PFPC  Trust  during the term of this
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         Agreement,  the Partnership  will pay to PFPC Trust a fee or fees as may be agreed to in writing from time to time by the  Partnership  and PFPC  Trust.  The  Partnership  acknowledges  that PFPC Trust may receive float benefits in connection with  maintaining  certain  accounts  required to provide services under this
         Agreement.
13.      Indemnification.  The  Partnership  agrees to indemnify and hold  harmless  PFPC Trust and its  affiliates
------------------------
         from all taxes, charges,  expenses,  assessments,  claims and liabilities (including,  without limitation, attorneys'  fees and  disbursements  and  liabilities  arising  under  any laws,  rules and  regulations), arising  directly or  indirectly  from any action or omission to act which PFPC Trust takes in  connection with the provision of services to the Partnership.  Neither PFPC Trust,  nor any of its affiliates,  shall be indemnified  against any liability (or any expenses  incident to such liability) caused by PFPC Trust's or its affiliates'  own willful  misfeasance,  bad faith,  gross  negligence or reckless  disregard in the performance of PFPC Trust's activities under this Agreement.
14.      Responsibility of PFPC Trust.
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         (a)      PFPC  Trust  shall be under no duty to take any  action  hereunder  on behalf of the  Partnership except as  specifically  set forth herein or as may be  specifically  agreed to by PFPC Trust and the  Partnership in a written  amendment  hereto.  PFPC Trust shall be obligated to exercise care and diligence in the  performance of its duties  hereunder and to act in good faith in performing services  provided  for under this  Agreement.  PFPC Trust  shall be liable  only for any damages arising out of PFPC  Trust's  failure to perform its duties  under this  Agreement  to the extent such damages  arise out of PFPC Trust's  willful  misfeasance,  bad faith,  gross  negligence  or reckless disregard of its duties under this Agreement.
(b)      Notwithstanding  anything  in this  Agreement  to the  contrary,  (i) PFPC  Trust  shall not be liable for losses, delays,  failure,  errors,  interruption or loss of data occurring directly or indirectly by reason of circumstances  beyond its reasonable  control,  including without limitation acts of
                  God;  action or inaction of civil or military  authority;  public enemy;  war;  terrorism;  riot;
                  fire;  flood;  sabotage;  epidemics;  labor  disputes;  civil  commotion;  interruption,  loss or
                  malfunction   of   utilities,   transportation,    computer   or   communications   capabilities;
                  insurrection;  elements  of nature;  or  non-performance  by a third  party;  and (ii) PFPC Trust shall not be under  any duty or  obligation  to  inquire  into and  shall  not be liable  for the validity or invalidity,  authority or lack thereof,  or truthfulness or accuracy or lack thereof, of any  instruction,  direction,  notice,  instrument  or  other  information  which  PFPC  Trust reasonably believes to be genuine.
(c)      Notwithstanding  anything in this  Agreement to the  contrary,  (i) neither PFPC Trust nor its  affiliates shall be liable for any  consequential,  special or indirect losses or damages whether or not the likelihood  of such  losses or damages  was known by PFPC Trust or its  affiliates  and (ii) PFPC
                  Trust's cumulative  liability to the Partnership for all losses,  claims,  suits,  controversies, breaches or damages for any cause  whatsoever  (including but not limited to those arising out of or related to this  Agreement)  and  regardless  of the form of action or legal  theory shall not exceed  the  lesser  of  $100,000  or the fees  received  by PFPC  Trust  for  services  provided hereunder during the 12 months immediately prior to the date of such loss or damage.
         (d)      No  party  may  assert  a cause of  action  against  PFPC  Trust  or any of its  affiliates  that allegedly  occurred  more  than 12 months  immediately  prior to the  filing of the suit (or,  if applicable, commencement of arbitration proceedings) alleging such cause of action.
         (e)      Each  party  shall  have a duty to  mitigate  damages  for  which  the  other  party  may  become responsible.
15.      Description of Services.
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         (a)      Delivery of the  Property.  The  Partnership  will deliver or arrange for delivery to PFPC Trust,
                  -------------------------
                  all the Property  owned by the  Partnership,  including cash received as a result of the purchase of  Interests,  during the  period  that is set forth in this  Agreement.  PFPC Trust will not be responsible for such property until actual receipt.
         (b)      Receipt and  Disbursement  of Money.  PFPC Trust,  acting upon Written  Instructions,  shall open
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                  and maintain  separate  accounts  (each an  "Account") in the  Partnership's  name using all cash received from or for the account of the Partnership, subject to the terms of this Agreement.
                  PFPC Trust shall make cash payments from or for the Accounts only for:

                  (i)      purchases  of  securities  in the name of the  Partnership,  PFPC Trust or PFPC  Trust's nominee or a  sub-custodian  or nominee  thereof as provided in sub-section  (j) and for which  PFPC  Trust has  received  a copy of (A) the  subscription  document,  or (B) the
                           broker's    or    dealer's     confirmation,     or    (C)    payee's    invoice,     as
                           appropriate;

                  (ii)     the repurchase of Interests of the Partnership;

                  (iii)    payment  of,  subject  to  Written  Instructions,   interest,   taxes,   administration,
                           accounting,  distribution,  advisory,  management fees or similar  expenses which are to be borne by the Partnership;

                  (iv)     payment   to,   subject  to  receipt  of   Written   Instructions,   the   Partnership's
                           administrator,  as agent for the Limited  Partners,  of an amount equal to the amount of any  distributions  stated in the Written  Instructions to be distributed in cash by the
                           administrator   to  Limited   Partners,   or,  in  lieu  of  paying  the   Partnership's
                           administrator,  PFPC Trust may  arrange  for the direct  payment of cash  dividends  and distributions  to Limited  Partners in accordance with  procedures  mutually agreed upon from  time to time by and  among  the  Partnership,  PFPC  Trust  and the  Partnership's
                           administrator.

                  (v)      payments,  upon receipt of Written  Instructions  signed by one  Authorized  Person,  in
                           connection  with  the  conversion,   exchange  or  surrender  of  securities   owned  or
                           subscribed to by the  Partnership  and held  pursuant to this  Agreement or delivered to
                           PFPC Trust;

                  (vi)     payments  of,  subject  to  receipt of  Written  Instructions  signed by one  Authorized
                           Person, the amounts of dividends received with respect to securities sold short;

                  (vii)    payments  made to a  sub-custodian  pursuant to provisions  in  sub-section  (c) of this
                           Section; and

(viii)   other payments, upon Written Instructions.

         PFPC  Trust is hereby  authorized  to endorse  and  collect  all  checks,  drafts or other  orders for the payment of money received as custodian for the Partnership.
         (c)      Receipt of Securities; Subcustodians.
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                  (i)      PFPC Trust shall hold all  securities  received by it for the  Partnership in a separate account that  physically  segregates  such  securities  from those of any other persons, firms or  corporations,  except for  securities  held in a Book-Entry  System.  All such securities  shall  be  held  or  disposed  of  only  upon  Written  Instructions  of the
                           Partnership  pursuant  to the terms of this  Agreement.  PFPC Trust  shall have no power
                           or  authority  to  assign,  hypothecate,   pledge  or  otherwise  dispose  of  any  such
                           securities  or  investment,  except upon the  express  terms of this  Agreement  or upon
                           Written  Instructions  authorizing  the  transaction.  In no case may any  member of the
                           Partnership's  General  Partners,  or any officer,  employee or agent of the Partnership withdraw any securities.

                           At PFPC  Trust's  own  expense  and for its own  convenience,  PFPC Trust may enter into sub-custodian  agreements with other United States banks or trust  companies,  which are banks as defined by the 1940 Act, to perform duties  described in this  sub-section  (c)
                           with  respect to domestic  assets.  Such bank or trust  company  shall have an aggregate capital,  surplus and undivided  profits,  according to its last published report, of at least one million  dollars  ($1,000,000),  if it is a  subsidiary  or  affiliate of PFPC
                           Trust,  or at least twenty million dollars  ($20,000,000)  if such bank or trust company is not a  subsidiary  or  affiliate  of PFPC  Trust.  In  addition,  such  bank or trust company  must be  qualified  to act as  custodian  and agree to comply with the relevant provisions of the 1940 Act and other  applicable  rules and  regulations,  including but
                           not  limited  to,  if  applicable,   standards   relating  to  the  custody  of  foreign
                           securities.  Any such  arrangement  will  not be  entered  into  without  prior  written notice to the Partnership.

                           In addition,  PFPC Trust may enter into  arrangements with  sub-custodians  with respect to services  regarding  foreign assets.  Any such  arrangement will be entered into with prior written notice to the Partnership.

                  PFPC Trust shall  remain  responsible  for the  performance  of all of its duties as described in this  Agreement and shall hold the  Partnership  harmless  from its own acts or omissions,  under the standards of care  provided for herein and from the acts and  omissions of any  sub-custodian chosen by PFPC Trust under the terms of this sub-section (c).
         (d)      Transactions  Requiring  Instructions.  Upon receipt of Oral Instructions or Written Instructions
                  -------------------------------------
                  and not otherwise, PFPC Trust, directly or through the use of a Book-Entry System, shall:
                  (i)      deliver any securities held for the  Partnership  against the receipt of payment for the sale of such securities;

                  (ii)     execute and deliver to such persons as may be  designated in such Oral  Instructions  or
                           Written  Instructions,  proxies,  consents,  authorizations,  and any other  instruments received by PFPC Trust as custodian  whereby the authority of the  Partnership  as owner of any securities may be exercised;

                  (iii)    deliver any securities to the issuer  thereof,  or its agent,  when such  securities are called,  redeemed,  retired or otherwise  become  payable;  provided  that,  in any such case, the cash or other consideration is to be delivered to PFPC Trust;

                  (iv)     deliver any securities held for the Partnership  against receipt of other  securities or cash issued or paid in connection  with the  liquidation,  reorganization,  refinancing, tender offer,  merger,  consolidation or  recapitalization  of any  corporation,  or the exercise of any conversion privilege;

                  (v)      deliver  any  securities  held  for  the   Partnership  to  any  protective   committee,
                           reorganization  committee  or  other  person  in  connection  with  the  reorganization,
                           refinancing,   merger,  consolidation,   recapitalization  or  sale  of  assets  of  any
                           corporation,  and receive and hold under the terms of this Agreement  such  certificates of deposit,  interim  receipts or other  instruments or documents as may be issued to it to evidence such delivery;
                  (vi)     make such  transfer or  exchanges of the assets of the  Partnership  and take such other steps as shall be stated in said Oral  Instructions  or Written  Instructions  to be for the purpose of  effectuating  a duly  authorized  plan of  liquidation,  reorganization, merger, consolidation or recapitalization of the Partnership;

                  (vii)    release  securities  belonging to the  Partnership  to any bank or trust company for the purpose of a pledge or  hypothecation  to secure any loan  incurred by the  Partnership;
                           provided,  however,  that  securities  shall be released only upon payment to PFPC Trust of the monies  borrowed,  except that in cases where  additional  collateral is required to secure a  borrowing  already  made  subject to proper  prior  authorization,  further securities may be released for that purpose;  and repay such loan upon  redelivery to it of the  securities  pledged or  hypothecated  therefor and upon surrender of the note or notes evidencing the loan;

                  (viii)   release  and  deliver  securities  owned  by the  Partnership  in  connection  with  any repurchase  agreement entered into on behalf of the Partnership,  but only on receipt of payment  therefor;  and pay out  moneys  of the  Partnership  in  connection  with  such repurchase agreements, but only upon the delivery of the securities;

(ix)     release and deliver or exchange  securities  owned by the  Partnership  in connection  with any conversion of such securities, pursuant to their terms,  into other securities;

                  (x)      release and deliver  securities to a broker in connection  with the broker's  custody of margin collateral relating to futures and options transactions;

                  (xi)     release and deliver  securities  owned by the  Partnership  for the purpose of redeeming in kind Interests of the Partnership upon delivery thereof to PFPC Trust; and

                  (xii)    release and deliver or exchange securities owned by the Partnership for other purposes.

         (e)      Use of Book-Entry  System.  PFPC Trust is authorized  and  instructed on a continuous  basis,  to
                  -------------------------
                  deposit in Book-Entry  Systems all securities  belonging to the Partnership  eligible for deposit therein and to utilize  Book-Entry  Systems to the extent possible in connection with settlements of  purchases  and  sales of  securities  by the  Partnership,  and  deliveries  and  returns  of securities  loaned,  subject to repurchase  agreements  or used as collateral in connection  with borrowings.  PFPC  Trust  shall  continue  to  perform  such  duties  until it  receives  Written
                  Instructions or Oral Instructions authorizing contrary actions.
         PFPC Trust shall administer the Book-Entry System as follows:

                  (i)      With respect to securities of the  Partnership  which are  maintained in the  Book-Entry
                           System,  the  records of PFPC Trust shall  identify by  book-entry  or  otherwise  those securities belonging to the Partnership.

                  (ii)     Assets  of the  Partnership  deposited  in the  Book-Entry  System  will at all times be segregated  from any assets and cash  controlled by PFPC Trust in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities.

                  PFPC Trust will provide the Partnership  with such reports on its own system of internal  control as the Partnership may reasonably request from time to time.
         (f)      Registration  of  Securities.  All  securities  held for the  Partnership  which  are  issued  or
                  ----------------------------
                  issuable only in bearer form,  except such  securities  held in the Book-Entry  System,  shall be held by PFPC  Trust  in  bearer  form;  all  other  securities  held for the  Partnership  may be registered in the name of the Partnership,  PFPC Trust, a Book-Entry System, a sub-custodian,  or
                  any  duly   appointed   nominees  of  the   Partnership,   PFPC  Trust,   Book-Entry   System  or
                  sub-custodian.  The  Partnership  reserves  the right to instruct  PFPC Trust as to the method of registration  and safekeeping of the securities of the  Partnership.  The  Partnership  agrees to furnish to PFPC Trust  appropriate  instruments to enable PFPC Trust to hold or deliver in proper form for  transfer,  or to register  in the name of its nominee or in the name of the  Book-Entry
                  System or in the name of another  appropriate  entity,  any securities  which it may hold for the
                  Partnership and which may from time to time be registered in the name of the Partnership.
         (g)      Voting and Other  Action.  Neither  PFPC Trust nor its nominee  shall vote any of the  securities
                  ------------------------
                  held pursuant to this  Agreement by or for the account of the  Partnership,  except in accordance with  Written  Instructions.  PFPC Trust,  directly or through  the use of a  Book-Entry  System, shall execute in blank and promptly deliver all notices,  proxies and proxy soliciting  materials received  by PFPC  Trust  as  custodian  to the  registered  holder  of such  securities.  If the registered  holder is not the Partnership,  then Written  Instructions or Oral  Instructions must designate the person who owns such securities.
         (h)      Transactions Not Requiring  Instructions.  In the absence of contrary Written Instructions,  PFPC
                  ----------------------------------------
                  Trust is authorized to take the following actions:
                  (i)      Collection of Income and Other Payments.
                           ----------------------------------------
                           (A)      collect and receive for the account of the Partnership,  all income, dividends, distributions,  coupons,  option  premiums,  other  payments and similar items, included or to be included in the Property,  and, in addition,  promptly advise the  Partnership of such receipt and credit such income,  as collected,  to the
                                    Partnership's  custodian account;
                           (B)      endorse and deposit for  collection,  in the name of the  Partnership,  checks, drafts, or other orders for the payment of money;

                           (C)      receive and hold for the account of the Partnership all securities  received as a  distribution  on  the  Partnership's  securities  as a  result  of  a  stock dividend, share split-up or reorganization,  recapitalization,  readjustment or other  rearrangement  or  distribution of rights or similar  securities  issued with respect to any securities  belonging to the  Partnership  and held by PFPC
                                    Trust hereunder;

                           (D)      present for payment and collect the amount  payable upon all  securities  which may mature or be called,  redeemed,  or retired, or otherwise become payable on the date such securities become payable; and

                           (E)      take any  action  which may be  necessary  and  proper in  connection  with the collection  and receipt of such income and other  payments and the  endorsement for collection of checks, drafts, and other negotiable instruments.

                      (ii) Miscellaneous Transactions.
                           --------------------------

                           (A)      PFPC Trust is authorized to deliver or cause to be delivered  Property  against payment or other  consideration  or written  receipt  therefor in the following cases:

                                    (1)     for  examination  by a broker or dealer  selling for the account of the
                                            Partnership      in      accordance      with      street      delivery
                                            custom;
                                    (2)     for the  exchange  of interim  receipts  or  temporary  securities  for definitive securities; and

                                    (3)     for transfer of  securities  into the name of the  Partnership  or PFPC
                                            Trust or a sub-custodian  or a nominee of one of the foregoing,  or for exchange of securities for a different  number of bonds,  certificates, or other  evidence,  representing  the same  aggregate  face  amount or number of units  bearing  the same  interest  rate,  maturity  date and call  provisions,  if any;  provided  that,  in any such case,  the new securities are to be delivered to PFPC Trust.

                           (B)      unless and until PFPC Trust receives Oral Instructions or Written  Instructions to the contrary, PFPC Trust shall:

                                    (1)     pay  all  income   items  held  by  it  which  call  for  payment  upon
                                            presentation  and hold the cash  received  by it upon such  payment for the account of the Partnership;

                                    (2)     collect  interest  and cash  dividends  received,  with  notice  to the
                                            Partnership, for the account of the Partnership;

                                    (3)     hold for the account of the  Partnership  all stock  dividends,  rights and similar  securities  issued with respect to any securities  held by
                                            PFPC Trust; and

                                    (4)     execute as agent on behalf of the Partnership  all necessary  ownership certificates  required by the  Internal  Revenue Code or the Income Tax
                                            Regulations  of the  United  States  Treasury  Department  or under the
                                            laws  of  any  state  now  or  hereafter  in  effect,   inserting   the
                                            Partnership's   name,  on  such   certificate   as  the  owner  of  the
                                            securities covered thereby, to the extent it may lawfully do so.

         (i)      Segregated Accounts.
                  -------------------

                           PFPC Trust shall upon receipt of Written  Instructions  or Oral  Instructions  establish and maintain  segregated  accounts on its records for and on behalf of the  Partnership.
                           Such accounts may be used to transfer  cash and  securities,  including  securities in a
                           Book-Entry System:

                           (A)      for the purposes of compliance by the Partnership with the procedures  required by a securities,  futures or option exchange,  providing such procedures comply with the 1940 Act and any  releases of the SEC relating to the  maintenance  of segregated accounts by registered investment companies; and

                           (B)      upon receipt of Written Instructions, for other purposes.

         (j)      Purchases  of  Securities.  PFPC Trust shall  settle  purchased  securities  upon receipt of Oral
                  -------------------------
                  Instructions or Written Instructions that specify:
                  (i)      the name of the  issuer  and the  title of the  securities,  including  CUSIP  number if applicable;

                  (ii)     the number of Interests or the  principal  amount  purchased  and accrued  interest,  if any;

                  (iii)    the date of purchase and settlement;

                  (iv)     the purchase price per unit;

                  (v)      the total amount payable upon such purchase; and

                  (vi)     the name of the  person  from whom or the broker  through  whom the  purchase  was made.
                           PFPC Trust shall upon  receipt of  securities  purchased by or for the  Partnership  pay out of the moneys held for the account of the  Partnership  the total amount  payable to the person from whom or the broker  through whom the purchase  was made,  provided  that the same  conforms to the total  amount  payable as set forth in such Oral  Instructions or Written Instructions.

         (k)      Sales of Securities.  PFPC Trust shall settle sold securities  upon receipt of Oral  Instructions
                  -------------------
                  or Written Instructions that specify:

                  (i)      the name of the  issuer  and the  title  of the  security,  including  CUSIP  number  if applicable;

                  (ii)     the number of Interests or principal amount sold, and accrued interest, if any;

                  (iii)    the date of trade and settlement;

                  (iv)     the sale price per unit;

                  (v)      the total amount payable to the Partnership upon such sale;

                  (vi)     the  name of the  broker  through  whom  or the  person  to  whom  the  sale  was  made;
                           and

                  (vii)    the location to which the security must be delivered and delivery deadline, if any.

         PFPC Trust shall deliver the securities upon receipt of the total amount payable to the  Partnership  upon such sale,  provided that the total amount  payable is the same as was set forth in the Oral  Instructions or Written  Instructions.  Notwithstanding  the other provisions hereof,  PFPC Trust may accept payment in such form which is consistent  with industry  practice and may deliver  securities and arrange for payment in accordance with the customs prevailing among dealers in securities.
         (l)      Reports; Proxy Materials.
                  ------------------------
                  (i)      PFPC Trust shall furnish to the Partnership the following reports:

                           (A)      such  periodic  and  special   reports  as  the   Partnership   may  reasonably
                                    request;

                           (B)      a monthly  statement  summarizing all  transactions and entries for the account
                                    of  the  Partnership,   listing  each  portfolio   security  belonging  to  the
                                    Partnership  with the adjusted  average cost of each issue and the market value at the end of such  month  and  stating  the cash  account  of the  Partnership including disbursements;

                           (C)      the reports required to be furnished to the Partnership  pursuant to Rule 17f-4 of the 1940 Act; and

                           (D)      such other  information  as may be agreed  upon from time to time  between  the
                                    Partnership and PFPC Trust.

                  (ii)     PFPC Trust  shall  transmit  promptly  to the  Partnership  any proxy  statement,  proxy
                           material,   notice  of  a  call  or  conversion,   other  corporate  action  or  similar
                           communication  received by it as  custodian of the  Property.  PFPC Trust shall be under no other obligation to inform the Partnership as to such actions or events.
       (m)        Crediting of Accounts.  If PFPC Trust in its sole  discretion  credits an Account with respect to
                  ---------------------
                  (a) income, dividends,  distributions,  coupons, option premiums, other payments or similar items on a  contractual  payment date or otherwise  in advance of PFPC  Trust's  actual  receipt of the amount  due,  (b) the  proceeds  of any sale or other  disposition  of assets on the  contractual settlement  date or otherwise in advance of PFPC Trust's  actual receipt of the amount due or (c)
                  provisional  crediting of any amounts due, and (i) PFPC Trust is  subsequently  unable to collect full and final  payment  for the  amounts so  credited  within a  reasonable  time  period  using reasonable efforts or (ii) pursuant to standard industry  practice,  law or regulation PFPC Trust is required to repay to a third  party such  amounts so  credited,  or if any  Property  has been incorrectly  credited,  PFPC Trust shall have the absolute right in its sole  discretion  without demand to reverse  any such  credit or  payment,  to debit or deduct the amount of such credit or payment from the Account,  and to otherwise  pursue recovery of any such amounts so credited from the  Partnership.  Nothing  herein or otherwise  shall require PFPC Trust to make any advances or to credit any amounts until PFPC Trust's actual receipt  thereof.  The Partnership  hereby grants a first priority  contractual  possessory  security interest in and a right of setoff against the assets  maintained  hereunder  in the amount  necessary  to secure the return and payment to PFPC
                  Trust  of any  advance  or  credit  made by PFPC  Trust  (including  reasonable  charges  related thereto).
         (n)      Collections.  All  collections  of monies or other  property in  respect,  or which are to become
                  -----------
                  part,  of the Property (but not the  safekeeping  thereof upon receipt by PFPC Trust) shall be at the sole risk of the  Partnership.  If payment is not  received by PFPC Trust within a reasonable time after proper  demands have been made,  PFPC Trust shall notify the  Partnership  in writing, including  copies  of all  demand  letters,  any  written  responses  and  memoranda  of all oral responses  and shall await  instructions  from the  Partnership.  PFPC Trust shall not be obliged
                  to  take  legal  action  for  collection   unless  and  until   reasonably   indemnified  to  its
                  satisfaction.  PFPC Trust shall also notify the  Partnership  as soon as  reasonably  practicable whenever  income  due on  securities  is not  collected  in due  course  and  shall  provide  the
                  Partnership with periodic status reports of such income collected after a reasonable time.
16.      Duration and  Termination.  This  Agreement  shall continue  until  terminated by the  Partnership or PFPC
----------------------------------
         Trust on sixty (60)  days'  prior  written  notice to the other  party.  In the event  this  Agreement  is terminated  (pending  appointment  of a  successor  to PFPC Trust or vote of the  Limited  Partners of the
         Partnership  to dissolve or to function  without a custodian of its cash,  securities or other  property),
         PFPC Trust shall not deliver cash,  securities or other property of the  Partnership  to the  Partnership.
         It may deliver  them to a bank or trust  company of PFPC  Trust's  choice,  having an  aggregate  capital, surplus and undivided  profits,  as shown by its last  published  report,  of not less than twenty million dollars  ($20,000,000),  as a custodian  for the  Partnership  to be held under terms  similar to those of this  Agreement.  PFPC  Trust  shall not be  required  to make any  delivery  or  payment  of assets  upon termination  until  full  payment  shall  have been made to PFPC  Trust of all of its fees,  compensation, costs and expenses (such expenses  include,  without  limitation,  expenses  associated  with movement (or duplication)  of records and materials and conversion  thereof to a successor  service  provider,  or to a bank or trust company pending  appointment of such successor,  and all trailing  expenses incurred by PFPC
         Trust).  PFPC Trust  shall  have a  security  interest  in and shall  have a right of setoff  against  the
         Property as security for the payment of such fees, compensation, costs and expenses.
17.      Change of Control.  Notwithstanding  any other provision of this  Agreement,  in the event of an agreement
--------------------------
         to enter into a  transaction  that would  result in a Change of  Control of the  Partnership's  adviser or sponsor,  the  Partnership's  ability to terminate the Agreement  pursuant to Section 16 will be suspended from the time of such agreement until two years after the Change of Control.
18.      Notices.  Notices  shall be addressed  (a) if to PFPC Trust at 8800 Tinicum  Boulevard,  3rd Floor,  Suite
         -------
         200,  Philadelphia,   Pennsylvania  19153,  Attention:  Sam  Sparhawk;  (b)  if  to  the  Partnership,  at
         _______________________  or (c) if to neither of the  foregoing,  at such other address as shall have been given by like  notice to the  sender of any such  notice or other  communication  by the other  party.  If notice is sent by confirming  telegram,  cable,  telex or facsimile  sending device, it shall be deemed to have  been  given  immediately.  If notice is sent by  first-class  mail,  it shall be deemed to have been given  five days  after it has been  mailed.  If notice is sent by  messenger,  it shall be deemed to have been given on the day it is delivered.
19.      Amendments.  This  Agreement,  or any term hereof,  may be changed or waived only by a written  amendment,
         ----------
         signed by the party against whom enforcement of such change or waiver is sought.
20.      Delegation;  Assignment.  PFPC  Trust may  assign its rights  and  delegate  its duties  hereunder  to any
--------------------------------
         affiliate of PFPC Trust or of The PNC Financial Services Group,  Inc.,  provided that PFPC Trust gives the
         Partnership 30 days' prior written notice of such assignment or delegation.
21.      Counterparts.  This Agreement may be executed in two or more  counterparts,  each of which shall be deemed
---------------------
         an original, but all of which together shall constitute one and the same instrument.
22.      Further  Actions.  Each party agrees to perform  such  further acts and execute such further  documents as
         ----------------
         are necessary to effectuate the purposes hereof.

23.      Miscellaneous.
         -------------
(a)      Entire  Agreement.  This Agreement  embodies the entire  agreement and  understanding  between the parties
--------------------------
                  and supersedes all prior  agreements  and  understandings  relating to the subject matter hereof, provided that the parties may embody in one or more separate  documents their agreement,  if any, with respect to delegated duties and Oral Instructions.
         (b)      No  Representations  or Warranties.  Except as expressly  provided in this Agreement,  PFPC Trust
                  ----------------------------------
                  hereby  disclaims  all  representations  and  warranties,   express  or  implied,   made  to  the
                  Partnership  or any  other  person,  including,  without  limitation,  any  warranties  regarding
                  quality,   suitability,   merchantability,   fitness  for  a  particular   purpose  or  otherwise
                  (irrespective of any course of dealing,  custom or usage of trade),  of any services or any goods provided  incidental  to  services  provided  under  this  Agreement.  PFPC Trust  disclaims  any warranty of title or non-infringement except as otherwise set forth in this Agreement.
         (c)      No Changes that  Materially  Affect  Obligations.  Notwithstanding  anything in this Agreement to
                  ------------------------------------------------
                  the  contrary,  the  Partnership  agrees  not to  make  any  modifications  to  its  registration
                  statement   or  adopt  any  policies   which  would  affect   materially   the   obligations   or
                  responsibilities  of PFPC Trust  hereunder  without  the prior  written  approval  of PFPC Trust, which approval shall not be unreasonably withheld or delayed.
         (d)      Captions.  The captions in this  Agreement are included for  convenience of reference only and in
                  --------
                  no way define or delimit any of the provisions  hereof or otherwise affect their  construction or effect.
         (e)      Governing  Law.  This  Agreement  shall be deemed to be a contract made in Delaware in the United
                  --------------
                  States and governed by Delaware law, without regard to principles of conflicts of law.
         (f)      Partial  Invalidity.  If any  provision  of this  Agreement  shall be held or made  invalid  by a
                  -------------------
                  court  decision,  statute,  rule or  otherwise,  the  remainder  of this  Agreement  shall not be affected thereby.
         (g)      Successors and Assigns.  This  Agreement  shall be binding upon and shall inure to the benefit of
                  ----------------------
                  the parties hereto and their respective successors and permitted assigns.
         (h)      Facsimile  Signatures.  The facsimile  signature of any party to this Agreement shall  constitute
                  ---------------------
                  the valid and binding execution hereof by such party.

         IN WITNESS  WHEREOF,  the parties  hereto have caused this Agreement to be executed as of the day and year first above written.
                                                     PFPC TRUST COMPANY

By:
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Title:
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                                                     _____________________________, L.P.

By:
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Title:
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